Sub-Item 77O: Transactions Effected Pursuant To Rule 10f-3

Name of Fund: Goldman Sachs Core Fixed Income Fund
Name of Underwriter or Dealer Purchased From:UBS
Names of Underwriting Syndicate Members:Citigroup Global Markets Inc.; JP Morgan Securities; Merrill Lynch Pierce Fenner & Smith; UBS Securities LLC; Wells Fargo Securities LLC; Barclays Capital; Credit Agricole Securities USA Inc.; Credit Suisse Securities USA LLC; Deutsche Bank Securities Inc.; Goldman, Sachs & Co.; Morgan Stanley & Co. Inc.; BNY Mellon Capital Markets LLC; KeyBanc Capital Markets; Moelis & Co.; PNC Capital Markets; RBS Securities Inc.; Scotia Capital Inc.; Sun Trust Robinson Humphrey
Name of Issuer:HCP Inc.
Title of Security: HCP5 3/8 02/21-20
Date of First Offering: 1/19/2011
Dollar Amount Purchased:248,698
Number of Shares or Par Value of Bonds Purchased: 250,000
Price Per Unit:99.479
Resolution Approved: Approved at the June 16, 2011 Board Meeting.*

Name of Fund:Goldman Sachs Mid Cap Value Fund
Name of Underwriter or Dealer Purchased From:J.P. Morgan Chase & Co.
Names of Underwriting Syndicate Members:Aladdin Capital LLC; Bank of America Merrill Lynch; Citibank; Credit Suisse AG; Deutsche Bank Securities; Goldman, Sachs & Co.; JP Morgan Securities Inc.; Keefe Bruyette & Woods, Inc.;
Sandler O’Neill & Partners, L.P
Name of Issuer: Fifth Third Bancorp
Title of Security: FITB
Date of First Offering: 1/20/11
Dollar Amount Purchased: 3,194,380
Number of Shares or Par Value of Bonds Purchased: 228,170

Price Per Unit:14.00

Resolution Approved:  Approved at the June 16, 2011 Board Meeting.*

Name of Fund: Goldman Sachs Core Fixed Income Fund
Name of Underwriter or Dealer Purchased From: Barclays
Names of Underwriting Syndicate Members: Barclays Capital; Goldman Sachs International
Name of Issuer: Transnet Ltd
Title of Security: SAFTRA#4 1/2 02/16
Date of First Offering: 2/3/2011
Dollar Amount Purchased: 397,772
Number of Shares or Par Value of Bonds Purchased: 400,000
Price Per Unit: 99.443
Resolution Approved: Approved at the June 16, 2011 Board Meeting.*

Name of Fund:Goldman Sachs Core Fixed Income Fund
Name of Underwriter or Dealer Purchased From:Morgan Stanley
Names of Underwriting Syndicate Members:Barclays Capital; Credit Suisse Securities USA LLC; Morgan Stanley & Co. Inc.; RBS Securities Inc.; UBS Securities LLC; BBVA Securities Inc.; Citigroup Global Markets Inc.; Credit Agricole Securities USA Inc.; Deutsche Bank Securities Inc.; Goldman, Sachs & Co.; HSBC Securities; JP Morgan Securities; Merrill Lynch Pierce Fenner & Smith; Mitsubishi UFJ Securities USA Inc.; Mizuho Securities USA Inc.; Santander Investment Securities Inc.; US Bancorp Investments Inc.
Name of Issuer:DirecTV Holdings
Title of Security:DTV#3 1/2 03/01/16
Date of First Offering: 3/7/2011
Dollar Amount Purchased: 424,197
Number of Shares or Par Value of Bonds Purchased: 425,000
Price Per Unit:99.811
Resolution Approved:  Approved at the June 16, 2011 Board Meeting.*

Name of Fund:Goldman Sachs Mid Cap Value Fund
Name of Underwriter or Dealer Purchased From:J.P. Morgan Chase & Co.
Names of Underwriting Syndicate Members:BofA Merrill Lynch; Citibank, N.A.; Credit Suisse International; Deutsche Bank Securities; Goldman, Sachs & Co.; J.P. Morgan Securities Inc.; UBS Financial Services Inc.; Morgan Stanley & Co. Incorporated; Wells Fargo Securities; RBC Capital Markets
Name of Issuer:Warner Chilcott plc
Title of Security: WCRX
Date of First Offering: 3/10/2011
Dollar Amount Purchased: 4,154,658.75
Number of Shares or Par Value of Bonds Purchased: 178,695
Price Per Unit: 23.25
Resolution Approved: Approved at the June 16, 2011 Board Meeting.*

Name of Fund: Goldman Sachs Large Cap Value Fund
Name of Underwriter or Dealer Purchased From: Morgan Stanley & Co. Inc.; Robinson Humphery
Names of Underwriting Syndicate Members: Citibank, N.A.; Credit Suisse AG; Deutsche Bank Securities; Goldman, Sachs & Co.;  Morgan Stanley & Co. Inc.; Sandler O’Neill & Partners L.P.; Suntrust Robinson Humphrey Capital Markets
Name of Issuer: SunTrust Banks Inc.
Title of Security: STI
Date of First Offering: 3/18/11
Dollar Amount Purchased: 1,986,412
Number of Shares or Par Value of Bonds Purchased: 67,336
Price Per Unit: 29.50
Resolution Approved: Approved at the June 16, 2011 Board Meeting.*

Name of Fund: Goldman Sachs Core Plus Fixed Income Fund
Name of Underwriter or Dealer Purchased From: Wells Fargo
Names of Underwriting Syndicate Members: Citigroup Global Markets Inc.; JP Morgan Securities; Wells Fargo Securities LLC; Barclays Capital; BMO Capital Markets Corp.; BNY Mellon Capital Markets LLC; Comerica Securities; Commerz Markets LLC; Deutsche Bank Securities Inc.; Goldman, Sachs & Co.; Janney Montgomery Scott; Morgan Keegan & Co.; PNC Capital Markets; RBC Capital Markets; RBS Securities Inc.; Santander Investment Securities Inc.; SunTrust Robinson Humphrey Inc; TD Securities USA LLC; UBS Securities LLC
Name of Issuer: Brandywine Operating Partners
Title of Security: BDN4.95 04/15/18
Date of First Offering: 3/30/2011
Dollar Amount Purchased: 321,448
Number of Shares or Par Value of Bonds Purchased: 325,000
Price Per Unit: 98.907
Resolution Approved: Approved at the June 16, 2011 Board Meeting.*

Name of Fund: Goldman Sachs Core Fixed Income Fund
Name of Underwriter or Dealer Purchased From:Credit Suisse First Boston
Names of Underwriting Syndicate Members: Citigroup Global Markets Inc.; Credit Suisse; Goldman, Sachs & Co.; Bank of Tokyo-Mitsubishi UFJ Ltd; Bank of America Merrill Lynch; Commerzbank AG; JP Morgan Securities; Societe Generale
Name of Issuer: Deutsche Telekom International Finance BV
Title of Security: DT 3 1/8 04/11/16
Date of First Offering: 4/4/2011
Dollar Amount Purchased:399,596
Number of Shares or Par Value of Bonds Purchased: 400,000
Price Per Unit: 99.899
Resolution Approved:   Approved at the August 18, 2011 Board Meeting.**

Name of Fund:Goldman Sachs Large Cap Value Fund
Name of Underwriter or Dealer Purchased From:Credit Suisse Securities (USA) LLC
Names of Underwriting Syndicate Members: BNP Paribas; BNY Mellon Capital Markets Inc; Barclays Capital; Citibank, N.A.; Credit Suisse AG; Deutsche Bank Securities; Goldman, Sachs & Co.; Credit Agricole CIB; Morgan Stanley; Bank of America Merrill Lynch; Santander; Sun Trust Robinson Humphrey; KeyBanc Capital Markets; Piper Jaffray; Royal Bank of Scotland; Mitsubishi UFJ Securities; PNC Capital Markets LLC; J. P. Morgan; Mizuho Securities; RBC Capital Markets; Scotia Capital; UBS Investment Bank; The Williams Capital Group L.P.; Wells Fargo Securities
Name of Issuer:PPL Corporation
Title of Security:PPL
Date of First Offering:4/11/11
Dollar Amount Purchased:10,736,131
Number of Shares or Par Value of Bonds Purchased: 424,353
Price Per Unit:25.30
Resolution Approved:  Approved at the August 18, 2011 Board Meeting.**

Name of Fund:Goldman Sachs Mid Cap Value Fund
Name of Underwriter or Dealer Purchased From:Credit Suisse Securities (USA) LLC
Names of Underwriting Syndicate Members:BNP Paribas; BNY Mellon Capital Markets Inc; Barclays Capital; Citibank, N.A.; Credit Suisse AG; Deutsche Bank Securities; Goldman, Sachs & Co.; Credit Agricole CIB; Morgan Stanley; Bank of America Merrill Lynch; Santander; Sun Trust Robinson Humphrey; KeyBanc Capital Markets; Piper Jaffray; Royal Bank of Scotland; Mitsubishi UFJ Securities; PNC Capital Markets LLC; J.P. Morgan; Mizuho Securities; RBC Capital Markets; Scotia Capital; UBS Investment Bank; The Williams Capital Group L. P.; Wells Fargo Securities
Name of Issuer:PPL Corporation
Title of Security:PPL
Date of First Offering:4/11/11
Dollar Amount Purchased:1,349,932.12
Number of Shares or Par Value of Bonds Purchased: 53,357
Price Per Unit:25.30
Resolution Approved:  Approved at the August 18, 2011 Board Meeting.**

Name of Fund:Goldman Sachs Core Fixed Income Fund
Name of Underwriter or Dealer Purchased From:JP Morgan Securities
Names of Underwriting Syndicate Members:Citigroup Global Markets Inc.; Credit Suisse; JP Morgan Securities; Morgan Stanley; RBS Securities Corp.; Merrill Lynch, Pierce, Fenner & Smith Inc.; Barclays Capital Inc.; BNP Paribas Securities Corp.; Deutsche Bank Securities Inc.; Mitsubishi UFJ Securities (USA), Inc.; ANZ Securities, Inc.; Banco Bilbao Vizcaya Argentaria, S.A.;  BMO Capital Markets Corp.; BNY Mellon Capital Markets, LLC; Goldman, Sachs & Co.; UBS Securities LLC; Commerz Markets LLC; Banca IMI S.p.A.; SMBC Nikko Capital Markets Limited; SG Americas Securities, LLC; U.S. Bancorp Investments, Inc.; The Williams Capital Group, L.P.
Name of Issuer: Alcoa Inc.
Title of Security: AA 5.4 04/15/21
Date of First Offering:4/13/2011
Dollar Amount Purchased:174,734
Number of Shares or Par Value of Bonds Purchased: 175,000
Price Per Unit:99.848
Resolution Approved:  Approved at the August 18, 2011 Board Meeting.**

Name of Fund:Goldman Sachs Core Fixed Income Fund
Name of Underwriter or Dealer Purchased From:JP Morgan Securities
Names of Underwriting Syndicate Members:Goldman Sachs & Co; JP Morgan Securities; Barclays Capital Inc.; Santander Investment Securities Inc.
Name of Issuer:Santander Holdings USA
Title of Security:SANTAN#4 5/8 04/16
Date of First Offering:4/14/2011
Dollar Amount Purchased:164,272
Number of Shares or Par Value of Bonds Purchased: 165,000
Price Per Unit:99.559
Resolution Approved:  Approved at the August 18, 2011 Board Meeting.**

Name of Fund:Goldman Sachs Core Fixed Income Fund
Name of Underwriter or Dealer Purchased From:Bank of America
Names of Underwriting Syndicate Members:Bank of America Merrill Lynch; Citigroup Global Markets Inc.; Goldman, Sachs & Co.; Wells Fargo & Co.; Aladdin Capital LLC; Banca IMI; Mizuho Securities USA Inc.; Samuel A Ramirez & Co Inc.; The Williams Capital Group, L.P.
Name of Issuer:AT&T Inc.
Title of Security:T 2.95 05/15/16
Date of First Offering:4/26/2011
Dollar Amount Purchased:623,863
Number of Shares or Par Value of Bonds Purchased: 625,000
Price Per Unit:99.818
Resolution Approved:  Approved at the August 18, 2011 Board Meeting.**

Name of Fund:Goldman Sachs Core Fixed Income Fund
Name of Underwriter or Dealer Purchased From:JP Morgan Securities
Names of Underwriting Syndicate Members:Barclays Capital Inc.; Deutsche Bank Securities Inc.; Goldman, Sachs & Co.; JP Morgan Securities; Macquarie Capital USA Inc.; Merrill Lynch Pierce Fenner & Smith; Morgan Stanley & Co. Inc.; RBC Capital Markets; UBS Securities LLC
Name of Issuer:Intl Lease Finance Corp.
Title of Security:AIG#5 3/4 05/15/16
Date of First Offering:5/19/2011
Dollar Amount Purchased:275,000
Number of Shares or Par Value of Bonds Purchased: 275,000
Price Per Unit:100.000
Resolution Approved:  Approved at the August 18, 2011 Board Meeting.**

Name of Fund:Goldman Sachs Core Fixed Income Fund
Name of Underwriter or Dealer Purchased From:Deutsche Bank Securities Inc.
Names of Underwriting Syndicate Members:Deutsche Bank Securities Inc.; Goldman Sachs & Co; ING Bank NV/United States; Morgan Stanley
Name of Issuer:ING Bank NV
Title of Security:INTNED#2 3/8 06/14
Date of First Offering:6/1/2011
Dollar Amount Purchased:324,513
Number of Shares or Par Value of Bonds Purchased: 325,000
Price Per Unit:99.850
Resolution Approved:  Approved at the August 18, 2011 Board Meeting.**

Name of Fund:Goldman Sachs Core Fixed Income Fund
Name of Underwriter or Dealer Purchased From:JP Morgan Securities
Names of Underwriting Syndicate Members:Citigroup Global Markets Inc.; JP Morgan Securities; Merrill Lynch Pierce Fenner & Smith; Barclays Capital; Goldman, Sachs & Co.; UBS Securities LLC; US Bancorp Investments Inc.; Wells Fargo Securities LLC
Name of Issuer:Coventry Health Care Inc.
Title of Security:CVH#5.45 06/15/21
Date of First Offering:6/2/2011
Dollar Amount Purchased:224,550
Number of Shares or Par Value of Bonds Purchased: 225,000
Price Per Unit:99.800
Resolution Approved:  Approved at the August 18, 2011 Board Meeting.**

Name of Fund:Goldman Sachs Core Fixed Income Fund
Name of Underwriter or Dealer Purchased From:UBS
Names of Underwriting Syndicate Members:Goldman, Sachs & Co.; UBS Securities LLC; Raymond James & Associates Inc.; Sandler O'Neill & Partners; The Williams Capital Group, L.P.
Name of Issuer:Lincoln National Corp.
Title of Security:LNC#4.85 06/24/21
Date of First Offering:6/21/2011
Dollar Amount Purchased:299,601
Number of Shares or Par Value of Bonds Purchased: 300,000
Price Per Unit:99.867
Resolution Approved:  Approved at the August 18, 2011 Board Meeting.**

* Resolution adopted at the Meeting of the Board of Trustees on June 16, 2011:
RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. (“GSAM”) to the Trustees, all purchases made during the calendar quarter ended March 31, 2011 by the Trust on behalf of its Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”).

** Resolution adopted at the Meeting of the Board of Trustees on August 18, 2011:
RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. (“GSAM”) to the Trustees, all purchases made during the calendar quarter ended June 30, 2011 by the Trust on behalf of its Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”).